EXHIBIT 10.1

AGREEMENT TO EXCHANGE SECURITIES

BETWEEN

GOLDEN EAGLE INTERNATIONAL, INC.
AND

ADVANTEGO TECHNOLOGIES, INC.

INDEX

INDEX

INDEX

LIST OF SCHEDULES AND EXHIBITS

INDEX

AGREEMENT TO EXCHANGE SECURITIES

THIS AGREEMENT, made this 27th day of October, 2016, by and between Advantego Technologies, Inc. ("ATI") and Golden Eagle International, Inc. ("GEI"), is made for the purpose of setting forth the terms and conditions upon which GEI will acquire all the outstanding shares of ATI in exchange for shares of GEI's common stock.

In consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

ARTICLE I
EXCHANGE OF SECURITIES

1.01 Subject to the terms and conditions of this Agreement, GEI agrees to issue 127,915,000 shares of GEI's common stock in exchange for all of the outstanding shares of ATI.  The shares of GEI will be issued to the ATI shareholders in accordance with the Plan of Share Exchange attached to this Agreement as Exhibit A.

It is intended that the Plan of Share Exchange shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.01 Organization.  ATI is a corporation duly organized, validly existing, and in good standing under the laws of California, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.02 Capital.  The authorized capital stock of ATI consists of Ten thousand (10,000) shares of common stock and no shares of preferred stock, of which one thousand (1,000) shares of common stock are outstanding as of the date hereof.  At closing, ATI will not have any outstanding shares of preferred stock.  Other than as shown on Exhibit B, there are no subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments outstanding obligating ATI to issue or to transfer from treasury any additional shares of its capital stock.  All outstanding shares of ATI are validly issued, fully paid and not assessable and not subject to any preemptive rights.

2.03 Directors' and Officers' Compensation; Banks.  Exhibit C to this Agreement contains: (i) the names and titles of all directors and officers of ATI and all persons whose compensation from ATI as of the date of this Agreement will equal or is expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which ATI has an account or safety deposit box, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from ATI and a summary of the terms thereof.

INDEX

2.04 Financial Statements.  Exhibit D to this Agreement contains the balance sheet of ATI as of September 30th, 2016 (the "ATI Financial Statements").  The ATI Financial Statements are complete and correct in all material respects and fairly present in all material respects the financial condition and results of operation of ATI at such date and for such period and show all material liabilities, absolute or contingent, of ATI.

2.05 Absence of Changes.  Since September 30, 2016, there has not been any change in the financial condition or results of operations of ATI, except changes reflected on Exhibit D or changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.06 Absence of Undisclosed Liabilities.  ATI did not as of September 30, 2016 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit D.

2.07 Tax Returns.  Within the times and in the manner prescribed by law, ATI has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable.  The provision for taxes, if any, reflected in ATI's balance sheet as of September 30, 2016, 2016 is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed.  There are no present disputes as to taxes of any nature payable by ATI.

2.08 Investigation of Financial Condition.  Without in any manner reducing or otherwise mitigating the representations contained herein, GEI shall have the opportunity between the date of this Agreement and the Closing to meet with ATI's accountants and attorneys to discuss the financial condition of ATI.  ATI shall make available to GEI the books and records of ATI.  Such books and records have been maintained in the ordinary course of business, and are true and correct copies of such books and records.  The minutes of ATI are a complete and accurate record of all meetings of the shareholders and directors of ATI and accurately reflect all actions taken at such meetings.  The signatures of the directors and/or officers on such minutes are the valid signatures of ATI's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.  The stock book of ATI contains an accurate record of all transactions with respect to the capital stock of ATI.

2.09 Patents, Trademarks, Trade Names, and Copyrights.  Exhibit E attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by ATI.  No person other than ATI owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of ATI's business.

INDEX

2.10 Contracts and Leases.  Exhibit F attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of ATI presently in existence or which have been agreed to by ATI (whether written or oral).  Except as disclosed on Exhibit F, ATI is not in default under of these agreements or leases.

2.11 Insurance Policies.  Exhibit G to this Agreement is a description of all insurance policies held by ATI concerning its business and properties.  All these policies are in the respective principal amounts set forth in Exhibit G and are in full force and effect.

2.12 Compliance with Laws.  ATI has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including, but not limited to, federal and state securities laws.

2.13 Litigation.  Other than as disclosed on Exhibit G, ATI is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of ATI, threatened against or affecting ATI or its business, assets, or financial condition.  ATI is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.  ATI is not engaged in any legal action to recover moneys due to ATI or damages sustained by ATI.

2.14 Ability to Carry Out Obligations.  ATI has the right, power, and authority to enter into, and perform its obligations under, this Agreement.  The execution and delivery of this Agreement by ATI and the performance by ATI of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which ATI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of ATI, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of ATI or would create any obligations for which ATI would be liable, except as contemplated by this Agreement.

2.15 Full Disclosure.  None of the representations and warranties made by ATI, or in any certificate or memorandum furnished or to be furnished by ATI, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

2.16 Assets.   ATI has good and marketable title to all of its property, free and clear of all mortgages, liens pledges, charges, encumbrances or interest of any third party whatsoever.

2A. Organization.  GEI is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except in those states where the failure to be so qualified would not have a material adverse effect on GEI.

INDEX

2B. Capital.  The authorized capital stock of GEI consists of 2,000,000,000 shares of common stock and 10,000,000 shares of preferred stock.  Immediately prior to closing, 27,378,688 shares of common stock and 240,000 shares of Series B preferred stock will be outstanding.  All such shares are validly issued, fully paid, and non-assessable.  At Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating GEI to issue or to transfer from treasury any additional shares of its capital stock of any class except as reflected on Exhibit H.

2C. Directors' and Officers' Compensation; Banks.  Exhibit I to this Agreement contains: (i) the names and titles of all directors and officers of GEI and all persons whose compensation from GEI as of the date of this Agreement will equal or is expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which GEI has an account or safety deposit box, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from GEI and a summary of the terms thereof.

2D. Financial Statements.  Exhibit J to this Agreement sets forth the balance sheet of GEI as of October 18, 2016, (the "GEI Financial Statements").  The GEI Financial Statements comply as to form in all material respects with applicable requirements of the U.S. Securities and Exchange Commission with respect thereto, are accurate and in accordance with the books and records of GEI, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved, except as may be indicated in the notes thereto or as permitted by rules of the Securities and Exchange Commission.

2E. Absence of Changes.  Since October 18, 2016, there has not been any material change in the financial condition or operations of GEI, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit J.

2F. Absence of Undisclosed Liabilities.  GEI did not as of October 18, 2016 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit J.

2G. Tax Returns.  Within the times and in the manner prescribed by law, GEI has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, except where the failure to file and/or pay would not have a material adverse effect on GEI.  No federal income tax returns of GEI have been audited by the Internal Revenue Service.  The provision for taxes, if any, reflected in GEI's balance sheet as of October 18, 2016, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed.  There are no present disputes as to taxes of any nature payable by GEI.

INDEX

2H. Investigation of Financial Condition of GEI.  Without in any manner reducing or otherwise mitigating the representations contained herein, ATI shall have the opportunity to meet with GEI's accountants and attorneys to discuss the financial condition of GEI.  GEI shall make available to ATI the books and records of GEI.  The minutes of GEI are a complete and accurate record of all meetings of the shareholders and directors of GEI and accurately reflect all actions taken at such meetings.  The signatures of the directors and/or officers on such minutes are the valid signatures of GEI's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

2I. Patents, Trademarks, Trade Names, and Copyrights.  Exhibit K attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by GEI.  No person other than GEI owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of GEI's business.

2J. Contracts and Leases.  Exhibit L, attached hereto and made a part hereof, contains a summary of the provisions of all material contracts, leases and other agreements of GEI presently in existence or which have been agreed to by GEI (whether written or oral).  Except as disclosed on Exhibit L, GEI is not in default under of these agreements or leases.

2K. Insurance Policies.  Exhibit M to this Agreement is a description of all insurance policies held by GEI concerning its business and properties.  All these policies are in the respective principal amounts set forth in Exhibit M and are in full force and effect.

2L. Compliance with Laws.  GEI has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business.  GEI does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974.  Neither GEI nor its officers/directors are currently or have previously been under investigation by any regulatory agency.  GEI has never had any consent decrees or enforcement actions brought against it.  Notwithstanding the above, ATI understands that GEI has not filed its 10-K reports for the years ending December 31, 2013, 2014 and 2015 with the Securities and Exchange Commission.

2M. Litigation.  Other than as disclosed on Exhibit M, GEI is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of GEI, threatened against or affecting GEI or its business, assets, or financial condition.  GEI is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.  GEI is not engaged in any legal action to recover moneys due to it or damages sustained by it other than as disclosed on Exhibit M.

2N. Ability to Carry Out Obligations.  GEI has the right, power, and authority to enter into, and perform its obligations under, this Agreement.  The execution and delivery of this Agreement by GEI and the performance by GEI of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which GEI is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of GEI, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of GEI or would create any obligations for which GEI would be liable, except as contemplated by this Agreement.

INDEX

2O. Full Disclosure.  None of the representations and warranties made by GEI in any certificate or memorandum furnished or to be furnished by GEI, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.  GEI has disclosed to ATI all reasonably foreseeable contingencies which, if such contingencies transpire, would have a material adverse effect on GEI.

2P. Assets.  GEI has good and marketable title to all of its property, free and clear of all mortgages, liens pledges, charges, encumbrances or interest of any third party whatsoever.

ARTICLE III
OBLIGATIONS BEFORE CLOSING

3.01 Investigative Rights.  From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

3.02 Conduct of Business.  Prior to the closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business.  Except as contemplated by this Agreement, neither party to this Agreement shall issue or sell any shares, stock, options or other securities, amend its Articles of Association, Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business, or  enter into any agreement or take any action that is likely to cause any of the representations and warranties of such party under this Agreement not to be true and correct as of the Closing, or that is likely to affect the Closing.  Notwithstanding the above, ATI's is directed to GEI's preliminary proxy statement filed with the Securities and Exchange Commission on August 25, 2016 for information concerning matters to be considered at a special meeting, yet to be scheduled, of GEI's shareholders.

INDEX

ARTICLE IV
CONDITIONS PRECEDENT TO PERFORMANCE BY GEI

4.01 Conditions.  GEI's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article IV.  GEI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by GEI of any other condition of or any of GEI's other rights or remedies, at law or in equity, if ATI shall be in default of any of its representations, warranties, or covenants under this agreement.

4.02 Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by ATI in this Agreement or in any written statement that shall be delivered to GEI by ATI under this Agreement shall be true on and as of the Closing Date as though made at those times.

4.03 Performance.  ATI shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing.  ATI shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

4.04 Absence of Litigation.  No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

4.05 Other.  In addition to the other provisions of this Article IV, GEI's obligations hereunder shall be subject to the satisfaction of the following:

●	the directors and shareholders of ATI will have approved the Plan of Share Exchange;
●	the liabilities of ATI will not exceed those shown on Exhibit D;
●	ATI will not have more than one thousand (1,000) outstanding shares of common stock; and

ARTICLE V
CONDITIONS PRECEDENT TO PERFORMANCE BY ATI

5.01 Conditions.  ATI's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this Article V.  ATI may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ATI of any other condition of or any of ATI's other rights or remedies, at law or in equity, if GEI shall be in default of any of its representations, warranties, or covenants under this agreement.

INDEX

5.02 Accuracy of Representations.  Except as otherwise permitted by this Agreement, all representations and warranties by GEI in this Agreement or in any written statement that shall be delivered to ATI by GEI under this Agreement shall be true on and as of the Closing Date as though made at those times.

5.03 Performance.  GEI shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing.  GEI shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

5.04 Absence of Litigation.  No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

5.05 Other.  In addition to the other provisions of this Article V, ATI's obligations hereunder shall be subject to the satisfaction of the following:

●	the directors of GEI will have approved the Plan of Share Exchange;
●	The liabilities of GEI will not exceed $242,612.23 (post-closing); and
●	GEI will not have more than 27,378,688 outstanding shares of common stock.

ARTICLE VI
CLOSING

6.01 Closing.  The closing of this transaction shall be held at the offices of Hart and Hart, or such other location as the parties may agree. Unless the closing of this transaction takes place before November 15, 2016, then either party may terminate this Agreement without liability to the other party, excluding claims for breaches of obligations by any party hereto prior to such termination.

6.02 Exchange of Securities.  On the closing date, each outstanding share of the common stock of ATI will be exchanged for one fully paid and non-assessable share of GEI.

6.03 Officer and Directors.  At the closing of this Agreement, GEI will cause Fred Popke, Robert W. Ferguson, John J. Carvelli, and Barry Adnams to be appointed as directors of GEI.  Simultaneous with such appointment, all officers of GEI will resign and all directors of GEI, with the exception of Philip Grey, will resign.

6.04 Post-Closing Matters.

Promptly after the closing, GEI will transfer the Gold Bar Mill to a subsidiary of GEI.  The shares of the subsidiary will be transferred to a trustee who will hold the shares, pending the distribution of the shares, on a prorata basis, to GEI's shareholders of record immediately prior to the closing of this transaction, excepting shareholders who own less than 11 shares of the Company's common stock.

INDEX

Promptly after the closing, Gulf Coast Capital, LLC will sell 160,000 shares of GEI's Series B preferred stock to Robert Ferguson and Fred Popke for $10.00.

After the closing, promissory notes in the principal amount of $115,000 will be converted into 4,600,000 shares of GEI's common stock.

ARTICLE VII
REMEDIES

7.01 Arbitration. Any dispute in any way involving this Agreement will be settled through binding arbitration in accordance with the Commercial Rules of the American Arbitration Association in Denver, Colorado.

7.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

7.03 Termination.  In addition to the other remedies, GEI or ATI may on or prior to the Closing Date terminate this Agreement, without liability to the other party:

(i) If any bona fide action or proceeding shall be pending against GEI or ATI on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state or national government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement;

(ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

(iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

ARTICLE VIII
MISCELLANEOUS

8.01 Captions and Headings.  The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

INDEX

8.02 No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by all parties hereto.

8.03 Non-Waiver.  Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

8.04 Time of Essence.  Time is of the essence of this Agreement and of each and every provision hereof.

8.05 Entire Agreement.  This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

8.06 Governing Law.  This Agreement and its application shall be governed by the laws of Colorado.

8.07 Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.08 Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Advantego Technologies, Inc.

1 Park Plaza, Suite 600
Irvine, CA  92614

Golden Eagle International, Inc.

3934 Platte Ave.
Sedalia, CO 80135

INDEX

With copy to:

Hart & Hart, LLC
1624 Washington Street
Denver, CO 80203

8.09 Binding Effect.  This Agreement will be binding upon the parties herein even though this Agreement may not be signed by all persons whose names appear on the signature page of this Agreement. This Agreement shall inure to and be binding upon and be enforceable against the respective successors of each of the parties to this Agreement.   No party may assign or transfer any of its rights or obligations hereunder, without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, shall give to any person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

8.10 Effect of Closing.  All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement and shall remain in effect for a period of twelve months thereafter.  In the event there is any material misrepresentation or warranty of any party to this Agreement, then GEI (if such misrepresentation is made by ATI) or ATI (if such misrepresentation is made by GEI) may rescind this Agreement during the 90-day period following the closing of this Agreement.

8.11 Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to affect the transaction described herein.  Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

8.12 Expenses.  Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect.  Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

INDEX

AGREED TO AND ACCEPTED as of the date first above written.

ADVANTEGO TECHNOLOGIES, INC.

By:	/s/ Robert W. Ferguson
Robert W. Ferguson, Chief Executive Officer

GOLDEN EAGLE INTERNATIONAL, INC.

By:	/s/ Mark Bogani
Mark Bogani, Chief Executive Officer

INDEX

EXHIBIT A

PLAN OF SHARE EXCHANGE

The following is the Plan of Share Exchange between Golden Eagle International, Inc. and Advantego Technologies, Inc.

Acquiring entity:	Golden Eagle International, Inc.

Entity being acquired:	Advantego Technologies, Inc.

Share exchange:	Golden Eagle International, Inc. will issue shares of its restricted common stock for the outstanding shares of Advantego Technologies, Inc. The shares will be issued to the persons shown below.

	Advantego	Shares of GEI
	Shares Owned	to be Received

Robert W. Ferguson	406	51,933,490
Robert J. Ferguson III	35	4,477,025
Matthew and Christina Petteruto	15	1,918,725
Aaron and Jacquelyn Stubblefield	24	3,069,960
Stephanie N. Ferguson	10	1,279,150
Robert J. and Irene L. Ferguson	10	1,279,150
Fred Popke	410	52,445,150
Titus A. Thobias	30	3,837,450
Janisha Titus	20	2,558,300
Christopher Popke	10	1,279,150
Joshua Popke	10	1,279,150
David Popke	10	1,279,150
Kurt Popke	10	1,279,150

	1,000	127,915,000

INDEX

EXHIBIT B

OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES (ATI)

None at this time

INDEX

EXHIBIT C

Officers and Directors (ATI)

Name	Position

Robert W. Ferguson	Chief Executive Officer, Director

Fred Popke	Vice President, Secretary, Treasurer & Director

Cal L. Engstrom, Esq.	Director

INDEX

EXHIBIT D

Financial Statements- Changes in
Financial Condition (ATI)

Financial Statement
As of September 30, 2016
(Unaudited)

Assets:

Cash/Cash Equivalent		$30,917.75
Short Term Investments	$	- 0 -
Net Receivables	$	- 0 -
Property Plant & Equipment	$	- 0 -
Other Assets	$	- 0 -

Total Assets		$30,917.75

Current Liabilities:

Accounts Payable	$	- 0 -
Loan – Golden Eagle International		$50,000.00
Other Current Liabilities	$	- 0 -
Total Current Liabilities		$50,000.00
Long Term Debt	$	- 0 -
Other Liabilities	$	- 0 -

Total Liabilities		$50,000.000

Stock Holder's Equity

Common Stock		$1,000.00
Total Stockholder Equity		$(19,082.25)

Net Tangible Assets		$(19,082.25)

Note(s): Company was incorporated in California on July 29, 2016 and as of this date, has acquired numerous proprietary licensing agreements for specific software from its majority shareholders at substantially less than fair market value and are carried at no value on the books of the company. In addition, the company has not generated any revenue from inception to the date above.

INDEX

EXHIBIT E

Patents, Trademarks, Trade Names and
Copyrights (ATI)

Patents:

Trademarks/Tradename:    ADVANTEGO (Application Filed)

Trade Names   -

Copyrights:

INDEX

EXHIBIT F

Material Contracts, Leases, Licenses & Assignments (ATI)

1.	Office Lease at Premier Business Centers

2.	City of Irvine Business License

3.	Text Power Agreement

4.	America West Natural Hazard Insurance Agreement

5.	Loanry Agreement

6.	Prototype Software Assignment

7.	Assignments of Domain Names:
Advantego.com
AutoRepair.Solutions
BailBondPremiumFinancing.com
BailBonds.Directory
PromoText.Solutions
PromoTexting.com
PromoTextSolutions.com
HomeImprovementPromo.com
HomeImprovementPromotionscom
ImprovementDeals.com
ImprovementOffer.com
ImprovementOffers.com
ImprovementPromo.Com

8.	Promo Text Software Agreement

9.	Licensing Agreement – REST

INDEX

EXHIBIT G

Insurance Policies (ATI)

Policy	Insurer	Coverage Limit	Expiration Date

None

Litigation (ATI)

Case Name	Case Number	Disposition	Description

None

INDEX

EXHIBIT H

Options, Warrants and Convertible Securities (GEI)

1.	GEI has 2,000,000 outstanding

●	Series A warrants
●	Series B warrants
●	Series C warrants

Each Series A warrant allows the holder to purchase one share of the Company's common stock at a price of $0.05 per share at any time on or before June 30, 2017.

Each Series B warrant allows the holder to purchase one share of the Company's common stock at a price of $.10 per share at any time on or before June 30, 2018.

Each Series C warrant allows the holder to purchase one share of the Company's common stock at a price of $0.20 per share any time on or before June 30, 2019.

The Series B warrants may be exercised by means of a "cashless" exercise.

2.
GEI has a note payable to Clifford Thygesen in the principal amount of $50,000.  The note is convertible, at the option of Mr. Thygesen, into shares of GEI's common stock at a conversion rate of $0.025 per share.

INDEX

EXHIBIT I

Officers and Directors (GEI)

Name	Position

Mark Bogani	President, Chief Executive Officer and a Director

Philip F. Grey	Chief Financial Officer and a Director

Bank Accounts, Safe Deposit
Boxes, Powers of Attorney (GEI)

First Bank
5150 DTC Blvd.
Greenwood Village, CO  80111
Acct. No. 3661242282

No safe deposit boxes or powers of attorneys

INDEX

EXHIBIT J

Financial Statements- Changes in Financial
 Condition (GEI)

Golden Eagle International, Inc.
Balance Sheet

October 18, 2016

ASSETS

CURRENT ASSETS
Cash	$74,254.00
Loan – Advantego	50,000.00

FIXED ASSETS

Gold Bar Mill and Plant	3,980,000.00

TOTAL ASSETS	$4,104,254.00

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities
Accounts Payable	23,563.28

Notes Payable - Related Parties	792,278.28

Accrued Interest	136,547.80

Total Current Liabilities	952,389.36

Long Term Liabilities
Debenture – Clifford Thygesen	50,000.00
Acc Int - Debentures	65.75

TOTAL LIABILITIES	1,002,455.11

EQUITY
Common Stock	2,736.01
Preferred Stock	1,800.00

Additional Paid in Capital	64,702,484.64

Retained Earnings	(61,548,933.59)
Net (Loss)	(56,288.17)

TOTAL EQUITY	3,101,798.89

TOTAL LIABILITIES AND EQUITY	$4,104,254.00

INDEX
EXHIBIT K

Patents, Trademarks, Trade Names and Copyrights (GEI)

None

INDEX
EXHIBIT L

Material Contracts (GEI)

None

INDEX

EXHIBIT M

Insurance Policies (GEI)

None

Litigation (GEI)

None